Exhibit 3.8

ARTICLES OF INCORPORATION

OF

LIFECARE HOSPITALS, INC.

The undersigned, acting pursuant to the Business Corporation Law of Louisiana, adopts the following Articles of Incorporation:

ARTICLE I

Name

The name of the corporation is LifeCare Hospitals, Inc.

ARTICLE II

Purpose

The corporation’s purposes are to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

ARTICLE III

Duration

The duration of this corporation is perpetual unless sooner dissolved in the matter provided by law.

ARTICLE IV

Authorized Shares, Voting Rights

and Classification of Directors

(A) The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) shares of common stock, no par value, of which 4,000 shares shall be Class A Voting Stock and 6,000 shares shall be Class B Voting Stock. The shares of all classes shall be identical in every respect, except that each class, voting as a class, shall have the right to elect an equal number of members of the board of directors of the corporation. The board of directors of the corporation shall be composed of an even number of directors. The holders of Class A Voting Stock shall have the right to elect one-half of the members to the full board of directors of the corporation, and the directors so elected shall be known as the Class A directors. The holders of Class B Voting Stock shall have the right to elect one-half of the members to the full board of directors of the corporation, and the directors so elected shall be known as the Class B directors. Holders of Class A Voting Stock shall have the right to remove any and all of the Class A directors, with or without cause, and shall have the right to fill any vacancy among the Class A directors, whether arising from removal of a director or from other cause. Holders of Class B Voting Stock shall have the right to remove any or all of the Class B directors, with or without cause, and shall have the right to fill any vacancy among the Class B directors, whether arising from removal of a director or from other cause.

(B) The election of directors shall be conducted by cumulative voting of the shares of each class. Each shareholder shall have the right to multiply the number of shares standing in his name on the books of the corporation, by the number of directors to be elected by his respective class of stock, and the product shall determine the number of votes that he may cast. He may cast all such votes for a single candidate, or distribute them among any two or more candidates.

(C) To be elected, a director must receive at least that number of votes which is equal to a majority of the issued and outstanding shares of the applicable class of stock.

ARTICLE V

Quorum and Vote Necessary for Shareholder Action

At each meeting of the shareholders of this corporation, the presence in person or by proxy of the holders of a majority in number of the issued and outstanding shares of Class A Voting Stock and at least one-half in number of the issued and outstanding shares of Class B Voting Stock shall be necessary to constitute a quorum for the transaction of any business, and the affirmative vote of the holders of a majority in number of the issued and outstanding shares of each class of stock shall be necessary to adopt any resolution, carry any motion, or take any corporate action which requires the vote of the shareholders, except that the directors shall be elected in the manner provided in Article IV above. For the purpose of electing directors of a given class, the presence in person or by proxy of the holders of a majority in number of the issued and outstanding shares of the class of stock in question shall constitute a quorum.

ARTICLE VI

Shareholders shall have pre-emptive rights.

ARTICLE VII

Vote Required for Fundamental Changes

The affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote (and further provided that such vote must include the affirmative vote of the holders of a majority in number of the issued and outstanding shares of the Class A Voting Stock) shall be necessary for the following corporate action:

(A)	Amendment to the Articles of Incorporation;

(B)	Determination of the number of directors serving on the board of directors and any increase or decrease in the number of directors serving on the board of directors.

(C)	Merger or consolidation of the corporation, or a share exchange authorized by statute;

(D)	Reduction or increase of the stated capital of the corporation;

(E)	Reduction or increase in the number of authorized shares of the corporation;

(F)	Sale, lease or exchange of the major portion of the property or assets of the corporation;

(G)	Dissolution of the corporation.

ARTICLE VIII

Quorum and Vote Necessary for Director Action

At each meeting of the directors of this corporation, the presence in person or by telephone of a majority of all the members of the board of directors of the corporation (including both Class A directors and Class B directors) shall be necessary to constitute a quorum for the transaction of any business, and the affirmative vote of a majority of all the members of the board of directors of the corporation (including the Class A directors and the Class B directors) shall be necessary to adopt any resolution, carry any motion, or take any corporate action which requires the vote of the directors. Any director absent from a meeting of the board or any committee thereof, may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

ARTICLE IX

Arbitration of Board Deadlocks

If the board of directors shall be equally divided on any question, dispute or controversy, and such equal division concerns a proper subject for action by the board, no shareholder or director shall have the right to have the corporation dissolved or shall have any other legal right in a suit at law or in equity because of such deadlock. For so long as there remains a balance outstanding under the corporation’s $1,100,000.00 Line of Credit Agreement dated effective September 21, 1992, any such deadlock of the board of directors may be submitted by any director to the Class A Shareholders. The Class A Shareholders shall decide, resolve and determine the matters respecting which the board may be equally divided, including collateral matters as hereinafter discussed, by affirmative vote of at least two-thirds of the issued and outstanding Class A shares of the corporation. The decision of the Class A Shareholders shall be final and conclusive and shall be the equivalent of a resolution unanimously passed by the full board at a meeting duly convened. At such time as the entire balance under said Line of Credit Agreement is paid in full, any such deadlock of the board of directors may be submitted to arbitration in the following manner:

(A)	Upon written request by any director submitted at a duly organized meeting of the board of directors, the board shall select two arbitrators, one arbitrator to be selected by majority vote of the Class A directors and the other arbitrator to be selected by majority vote of the Class B directors; whereupon such two arbitrators shall elect a third arbitrator; but if they shall be unable to agree within ten (10) days upon a third arbitrator, he shall be appointed by them from the Panels of Arbitrators of the American Arbitration Association in accordance with its rules then in effect.

(B)	The arbitrators shall decide, resolve and determine the matters respecting which the board may be equally divided, including (but not limited to) all collateral matters such as whether such matter is a proper subject for action by the board of directors, whether such matters have been properly submitted to them for decision, whether the board is actually equally divided, and whether this section in the provisions for arbitration hereunder are properly invoked inapplicable, to the end that all questions, disputes and controversies be resolved, determined and adjudged by the arbitrators; and the decision of such arbitrators on all matters submitted to them hereunder shall be conclusive and binding upon the board of directors, the corporation and the parties.

(C)	The arbitrators shall conduct the arbitration proceedings in accordance with the rules of the American Arbitration Association, as then in effect, insofar as such rules are not in conflict with this section.

(D)	The decision of the arbitrators shall be final and conclusive and shall be the equivalent of a resolution unanimously passed by the full board at a meeting duly convened.

ARTICLE X

Incorporator

The name and address of the incorporator of this corporation are as follows:

Lawrence Russo, III

Wiener, Weiss, Madison & Howell

23rd Floor, Commercial National Tower

333 Texas Street

P. O. Box 21990

Shreveport, Louisiana 71120-1990

ARTICLE XI

Taxpayer Identification Number

The taxpayer identification number of the corporation is 72-1221662.

ARTICLE XII

Limitation of Personal Liability of

Directors and Officers

Pursuant to La. R.S. 12:24C(4) the directors and officers of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by applicable law.

WITNESSES:

/s/ Rebecca Barron	/s/ Lawrence Russo, III
Lawrence Russo, III

/s/ Laura Schwem

STATE OF LOUISIANA

PARISH OF CADDO

ACKNOWLEDGEMENT

BEFORE ME, the undersigned authority, personally came and appeared, LAWRENCE RUSSO, III, to me known to be the person who signed the foregoing instrument as Incorporator, and who being duly sworn, did acknowledge and declare, in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument as his free act and deed for the purposes mentioned therein.

IN WITNESS WHEREOF, the said appearer and witnesses and I have affixed our hands on this 22nd day of September, 1992.

WITNESSES:

/s/ Rebecca Barron	/s/ Lawrence Russo, III
Lawrence Russo, III

/s/ Laura Schwem

/s/ Dianne Packer
NOTARY PUBLIC
In and for the Parish of Caddo
State of Louisiana
My Commission is for Life.

FIRST ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

LIFECARE HOSPITALS, INC.

Each of the undersigned, President and Secretary, respectively, of LifeCare Hospitals, Inc. a Louisiana corporation (the “Corporation”) does hereby certify that a resolution amending the Articles of Incorporation of the Corporation was duly adopted pursuant to La. R.S. 12:31 et seq., by the unanimous written consent all of the shareholders of the Corporation effective March 13, 1998, which resolution amended said Articles of Incorporation as follows:

1.	ARTICLE IV is hereby deleted and replaced in its entirety by the following:

ARTICLE IV

CAPITAL

This corporation has authority to issue an aggregate of Ten Thousand (10,000) shares of capital stock, all of which are designated common stock having no par value.

2.	ARTICLE V is hereby deleted in its entirety and replaced with the following:

ARTICLE V

[Intentionally left blank.]

3.	ARTICLE VII is hereby deleted in its entirety and replaced with the following:

ARTICLE VII

[Intentionally left blank.]

4.	ARTICLE VIII is hereby deleted in its entirety and replaced with the following:

ARTICLE VIII

[Intentionally left blank.]

5.	ARTICLE IX is hereby deleted in its entirety and replaced with the following:

ARTICLE IX

[Intentionally left blank.]

Dated effective March 13, 1998.

LIFECARE HOSPITALS, INC.

By:	/s/ David B. LeBlanc
David B. LeBlanc, President

By:	/s/ Charles L. Williams
Charles L. Williams, Secretary

STATE OF TEXAS

PARISH/COUNTY OF DALLAS

BE IT KNOWN, that on this 12 day of June, 1998, before me, the undersigned authority, a Notary Public duly commissioned, qualified and sworn with and for the State and Parish or County aforesaid, personally came and appeared DAVID B. LE BLANC, to me known to be the identical person who executed the above and foregoing Articles of Amendment, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing of his own free will and as his own act and deed for the uses, purposes and benefits therein expressed and in the capacity therein stated.

WITNESSES:

[Signature Appears Here]	/s/ David B. LeBlanc
David B. LeBlanc

[Signature Appears Here]

/s/ Carol C. Chapman
Notary Public

STATE OF LOUISIANA

PARISH/COUNTY OF CADDO

BE IT KNOWN, that on this 18th day of June, 1998, before me, the undersigned authority, a Notary Public duly commissioned, qualified and sworn with and for the State and Parish or County aforesaid, personally came and appeared CHARLES L. WILLIAMS, to me known to be the identical person who executed the above and foregoing Articles of Amendment, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing of his own free will and as his own act and deed for the uses, purposes and benefits therein expressed and in the capacity therein stated.

WITNESSES:

/s/ Jerry A. Masters	/s/ Charles L. Williams
Charles L. Williams

/s/ Phyllis Longmire

/s/ Laura C. Speir
Notary Public

LAURA C. SPEIR, Notary Public Caddo Parish, Louisiana My Commission is for Life